Exhibit 23.2



                       Consent Of Independent Accountants



The  Board  of  Directors
Concurrent  Computer  Corporation  and  subsidiaries:

We consent to the incorporation by reference in the registration statement of Concurrent Computer Corporation on Form S-8 of our report dated July 31, 1999, relating to the consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows of Concurrent Computer Corporation and subsidiaries for the year ended June 30, 1999, and the related schedule, which appears in the June 30, 2001 annual report on Form 10-K of Concurrent Computer Corporation.


                                  /s/ KPMG LLP


Atlanta,  Georgia
September 17, 2001


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